UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 9, 2004

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On June 3, 2004 we increased the size of our board of directors from seven to eight members. In addition, Mark Lortz was elected to our board of directors as a Class II director. As with the other Class II directors, Mr. Lortz will stand for re-election at the 2006 annual meeting of stockholders. Mr. Lortz will replace director Guy Nohra on the Audit Committee. In connection with Mr. Lortz’s service as a director, we anticipate that he will receive an initial option grant for 30,000 shares of our Common Stock, consistent with the terms of our 2004 Equity Incentive Plan. Mr. Lortz will also receive $5,000 for each board meeting that he attends and $1,500 for each committee meeting that he attends.

On June 9, 2004, we issued a press release announcing the appointment of Mark Lortz. The press release is attached hereto as Exhibit 99.1. This Exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but is instead furnished. The Exhibit is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of June 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors
President and Chief Executive Officer

Date: June 9, 2004